Exhibit 32

CERTIFICATIONS PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. SECTION 1350)

In connection with the Annual Report of Itec Environmental Group, Inc., a Nevada corporation (the "Company"), on Form 10-KSB for the period ended December 31, 2005, as filed with the Securities and Exchange Commission (the "Report"), Gary M. De Laurentiis, Chief Executive Officer of the Company and Frederick W. Smith, Principal Financial Officer of the Company, do hereby certify, pursuant to § 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to their knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary M. De Laurentiis
By: Gary M. De Laurentiis
Its: Chief Executive Officer, Director

/s/ Frederick W. Smith
By: Frederick W. Smith
Its: Principal Financial Officer/
Acting Chief Financial Officer, Director

May 12, 2006

[A signed original of this written statement required by Section 906 has been provided to Itec Environmental Group, Inc. and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.]